UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2009

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2009, Cadence Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various institutional accredited investors, pursuant to which the Company agreed to sell and issue an aggregate of 12,039,794 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an aggregate of 6,019,897 shares of common stock (the “Warrant Shares”) in a private placement. The Company received gross proceeds of approximately $86.6 million, before offering expenses. The purchase price for each Share was $7.13, which is equal to the consolidated closing bid price on the NASDAQ Global Market on the day of pricing, February 13, 2009. The purchase price for each Warrant was equal to $0.125 for each Warrant Share, consistent with NASDAQ Global Market requirements for an “at the market” offering. The Shares and the Warrants were issued on February 18, 2009, and the Warrants are exercisable at an exercise price $7.84 per share payable in cash or by net exercise until February 18, 2014. Among the investors were six funds affiliated with three directors of the Company.

The Shares and the Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In connection with the private placement, pursuant to the Purchase Agreement, the Company has agreed to register for resale under the Securities Act both the Shares and the Warrant Shares. Under the terms of the Purchase Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before March 20, 2009. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification, maintenance of the registration statement and payment of expenses. The Company may be liable for liquidated damages to holders of the Shares and the Warrant Shares if the registration statement is not declared effective by May 19, 2009 (if it does not become subject to review by the SEC), or by June 18, 2009 (if it becomes subject to review by the SEC). The amount of the liquidated damages is one percent per month, subject to an aggregate cap of eight percent per calendar year, of the aggregate purchase price of the Shares then held by such purchaser that are registrable securities.

The above description, which summarizes the material terms of the Purchase Agreement and the Warrants, is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and the Form of Warrant, which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

On February 17, 2009, the Company issued a press release entitled “Cadence Pharmaceuticals to Raise $86.6 Million in a Private Placement of Common Stock.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 19, 2009, the Company issued a press release entitled “Cadence Pharmaceuticals Completes $86.6 Million Private Placement of Common Stock.” This press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated February 13, 2009, by and among the Company and the Purchasers listed therein.

10.2	Form of Warrant

99.1	Press release of the Company dated February 17, 2009.

99.2	Press release of the Company dated February 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: February 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated February 13, 2009, by and among the Company and the Purchasers listed therein.

10.2	Form of Warrant

99.1	Press release of the Company dated February 17, 2009.

99.2	Press release of the Company dated February 19, 2009.